 Exhibit (a)(1)(D)
OFFER TO PURCHASE FOR CASH
BY
MARINE PRODUCTS CORPORATION
OF UP TO 3,200,000 OF ITS OUTSTANDING COMMON SHARES
AT A PURCHASE PRICE OF $9.00 PER SHARE
THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
NEW YORK CITY TIME, ON NOVEMBER 1, 2016, UNLESS THE TENDER OFFER IS EXTENDED.
August 26, 2016
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:
Marine Products Corporation, a Delaware corporation (the “Company”), has appointed us to act as the Information Agent in connection with its offer to purchase up to 3,200,000 shares of its common stock, par value $0.10 per share, at a purchase price of  $9.00 per share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 26, 2016, and in the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer. Unless the context otherwise requires, all references to shares shall refer to the shares of common stock, par value $0.10 per share, of the Company.
Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “one share” priority, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at the Company’s expense promptly after the expiration date. The Company reserves the right, in its sole discretion, to purchase up to 3,500,000 shares in the tender offer, subject to applicable law. See Section 1 of the Offer to Purchase.
If the number of shares properly tendered and not properly withdrawn prior to the expiration date is fewer than or equal to 3,200,000 shares, or such greater number of shares as the Company may elect to purchase, subject to applicable law, the Company will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.
Upon the terms and subject to the conditions of the tender offer, if greater than 3,200,000 shares, or such greater number of shares as the Company may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the expiration date, the Company will purchase properly tendered shares on the following basis. First, the Company will purchase all shares properly tendered and not properly withdrawn prior to the expiration date by any shareholder who owns only one share, of record or beneficially, and who (a) tenders such share, and (b) completes the section entitled “Holders of One Share Only” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Second, after the purchase of all of the shares tendered by holders of one share only, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, the Company will purchase all other shares properly tendered and not properly withdrawn prior to the expiration date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, from all other stockholders who properly tender shares and do not properly withdraw them before the expiration of the tender offer. Third, only if necessary to permit the Company to purchase 3,200,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law), the Company will purchase shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the expiration date, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.
THE OFFER IS NOT CONDITIONED UPON ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:
1.
The Offer to Purchase, dated August 26, 2016;

2.
The Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and IRS Form W-9);

3.
A letter to clients that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the tender offer;

4.
A Notice of Guaranteed Delivery to be used to accept the tender offer if the share certificates and all other required documents cannot be delivered to the Depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date; and

5.
A return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 1, 2016, UNLESS THE OFFER IS EXTENDED. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE BE PAID BY THE COMPANY REGARDLESS OF ANY DELAY IN MAKING PAYMENT.
The Company will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or any person (other than fees to the Information Agent and Depositary as described in Section 16 of the Offer to Purchase) for soliciting tenders of shares pursuant to the tender offer. The Company will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of the Company, the Information Agent, or the Depositary for purposes of the tender offer. The Company will pay or cause to be paid all stock transfer taxes, if any, applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase and Instruction 6 in the Letter of Transmittal.
For shares to be tendered properly under the tender offer, (1) the share certificates (or confirmation of receipt of such shares under the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, must be received before the expiration date by the Depositary at its address set forth on the back cover page of the Offer to Purchase, or (2) the tendering shareholder must comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Shareholders whose certificates for shares are not immediately available or who cannot deliver certificates for their shares and all other required documents to the Depositary before the expiration date, or whose shares cannot be delivered before the expiration date under the procedure for book-entry transfer may tender their shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.
NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, THE DEPOSITARY NOR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY SHARES. SHAREHOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, SHOULD CONSULT WITH THEIR OWN FINANCIAL AND TAX ADVISORS, AND SHOULD MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER SHARES, AND, IF SO, HOW MANY SHARES TO TENDER.

Any inquiries you may have with respect to the tender offer should be addressed to us, at the address and telephone number set forth on the back cover page of the Offer to Purchase.
Additional copies of the enclosed material may be obtained from by calling us toll free at (888) 796-7181.
Very truly yours, D.F. King & Co., Inc.:
Enclosures
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.